Exhibit 32.2

Certification of Chief Financial Officer of Sunoco, Inc.

Pursuant to 18 U.S.C. Section 1350

In connection with this Annual Report on Form 10-K of Sunoco, Inc. for the fiscal year ended December 31, 2011, I, Brian P. MacDonald, Senior Vice President and Chief Financial Officer of Sunoco, Inc., certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Sunoco, Inc.

Date: February 28, 2012

/s/ Brian P. MacDonald
Brian P. MacDonald Senior Vice President and Chief Financial Officer